Exhibit 99.1

Ameris Bancorp Announces Financial Results For Second Quarter 2018

MOULTRIE, Ga., July 27, 2018 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $9.4 million, or $0.24 per diluted share, for the quarter ended June 30, 2018, compared with $23.1 million, or $0.62 per diluted share, for the quarter ended June 30, 2017. For the year-to-date period ending June 30, 2018, the Company reported net income of $36.0 million, or $0.92 per diluted share, compared with $44.2 million, or $1.20 per diluted share, for the same period in 2017.

Commenting on the Company's quarterly results, Dennis J. Zember, Jr., the Company's President and Chief Executive Officer, said, "We had an active second quarter from the perspective of moving our operating results and recurring earnings higher. Closing two acquisitions in the second quarter, and fully completing one of the integrations sets us up for a positive move in our earnings in the coming quarters. Combined with our growth and our stable margins and deposit costs, we believe the catalysts are in place to improve on already strong efficiency ratios and return on assets. Our operating results in the current quarter were adversely impacted by defaults on two purchased loan relationships in the premium finance division that reduced our earnings by approximately $3.7 million, after tax. These two relationships were not the type of traditional premium finance loans that we have been relying on for growth, but instead were part of a group of C&I loans made to insurance agencies. Since our acquisition of the premium finance division, we have grown traditional premium finance by $190.7 million and reduced non-core loans by $6.4 million to only $18.1 million at the end of the quarter. Most importantly, we do not anticipate similar credit costs going forward and we remain confident in the credit quality from our premium finance operation."

The Company reported adjusted operating net income of $29.2 million, or $0.74 per diluted share, for the quarter ended June 30, 2018, compared with $23.5 million, or $0.63 per diluted share, for the second quarter of 2017. The Company reported adjusted operating net income of $57.0 million, or $1.46 per diluted share, for the six months ended June 30, 2018, compared with $45.1 million, or $1.23 per diluted share, for the same period of 2017. Adjusted net income for the periods excludes after-tax merger and conversion charges, loss on the sale of bank premises and expenses related to the retirement of Edwin W. Hortman, Jr., the Company's Executive Chairman.

Following is a summary of the adjustments between reported net income and adjusted net income:

Adjusted Net Income Reconciliation
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(dollars in thousands except per share data)	2018	2017	2018	2017
Net income available to common shareholders	$9,387	$23,087	$36,047	$44,240

Adjustment items:
Merger and conversion charges	18,391	—	19,226	402
Executive Chairman retirement benefits	5,457	—	5,457	—
Loss on sale of premises	196	570	779	865
Tax effect of adjustment items	(4,192)	(199)	(4,490)	(443)
After tax adjustment items	19,852	371	20,972	824

Adjusted net income	$29,239	$23,458	$57,019	$45,064

Reported net income per diluted share	$0.24	$0.62	$0.92	$1.20
Adjusted net income per diluted share	$0.74	$0.63	$1.46	$1.23

Reported return on average assets	0.44%	1.29%	0.89%	1.27%
Adjusted return on average assets	1.38%	1.32%	1.40%	1.29%

Highlights of the Company's performance and results for the second quarter of 2018 include the following:

  Completion of the acquisition of Atlantic Coast Financial Corporation ("Atlantic"), adding $966.3 million in total assets
  Completion of the acquisition of Hamilton State Bancshares, Inc. ("Hamilton"), adding $2.0 billion in total assets
  Growth in adjusted net earnings of 24.6% compared with the second quarter of 2017
  Organic loan growth of $268.0 million for the quarter, reflecting an annualized growth rate of 18.4%
  Year-over-year organic growth in noninterest bearing deposits of $232.7 million, or 13.9%
  Adjusted return on average assets of 1.38%, compared with 1.32% in the second quarter of 2017
  Adjusted return on average tangible common equity of 17.26%, compared with 14.86% in the second quarter of 2017
  Improvement in the adjusted efficiency ratio to 57.53% in the second quarter of 2018, compared with 59.95% in the first quarter of 2018 and 59.37% in the second quarter of 2017
  17.5% increase in total revenue, to $107.3 million, in the second quarter of 2018, compared with total revenue of $91.3 million in the second quarter of 2017
  Annualized net charge-offs of 0.23% of average total loans and 0.26% of average non-purchased loans

Acquisition of Atlantic
The Company completed the acquisition of Atlantic on May 25, 2018. Highlights of the merger include the following:

  Added $966.3 million in total assets, $758.2 million in loans and $584.1 million in total deposits
  Identified and realized cost saves in excess of amounts in initial announcement
  Retained production teams in Orlando and Tampa that have strong pipelines and similar lending styles to that of Ameris Bank

The conversion of Atlantic's systems to the Company's systems was complete by the end of the second quarter of 2018. In addition, due to the proximity between Atlantic's retail branches and those of the Company, the Company closed 11 retail branches at the time of the systems conversion in June 2018, and as a result, management expects to realize immediate operating efficiencies from the acquisition going forward.

Acquisition of Hamilton
The Company completed the acquisition of Hamilton on June 29, 2018. Highlights of the merger include the following:

  Added $2.0 billion in total assets, $1.3 billion in loans and $1.6 billion in total deposits
  Added 28 retail offices, 24 of which are located within the Atlanta MSA, two of which are in the Gainesville, Georgia MSA and the remaining two of which are located near the Atlanta MSA
  Identified cost savings slightly in excess of our announced level of 35%

The conversion of Hamilton's systems to the Company's is scheduled to be completed during the fourth quarter of 2018, after which time management expects to realize operating efficiencies from the acquisition.

Credit Quality
During the second quarter of 2018, the Company recorded provision for loan loss expense of $9.1 million, compared with $1.8 million in the first quarter of 2018. Approximately $6.7 million was related to two acquired loan relationships in the premium finance division that became impaired during the second quarter of 2018. Those impaired loans were non-core general operating lines to insurance agencies and were not the traditional premium finance offerings that the Company primarily focuses on. At the end of the quarter, 97% of the division's loans were secured by insurance policies and the related cash and 3% were operating lines. Management notes that both agencies suffered unusual circumstances that precipitated their defaults, leading the Company to believe that the remaining portfolio is not a material risk item and that future credit costs should be similar to past expectations.

Nonperforming assets as a percent of total assets increased six basis point to 0.67% during the quarter, a result of four basis points from the premium finance division and two basis points because of the Atlantic and Hamilton acquisitions completed during the quarter. The net charge-off ratio for non-purchased loans increased twelve basis points, all of which was due to the elevated charge offs in the premium finance division.

Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis increased to $76.9 million in the current quarter of 2018, an increase of $12.2 million, or 18.79%, from the same quarter in 2017. The Company's net interest margin, excluding the effects of accretion income, decreased during the quarter to 3.81%, compared with 3.84% in the first quarter of 2018. Compared with the same quarter in 2017, net interest margin, excluding the effects of accretion income, has improved by four basis points, while average earning assets grew $1.23 billion during this period. The Company closed on Atlantic on May 25, 2018, which had the effect of reducing the quarter's margin by approximately two basis points.

Interest income on a tax-equivalent basis increased to $90.9 million in the current quarter of 2018, an increase of $17.9 million, or 24.5%, from the same quarter in 2017. Yields on total earning assets moved higher during the quarter to 4.66%, compared with 4.52% for the first quarter in 2018 and 4.45% in the second quarter of 2017. Yields on all loans excluding the effect of accretion increased to 4.81% in the current quarter of 2018, compared with 4.75% in the first quarter of 2018 and 4.59% in the second quarter of 2017. Accretion income in the current quarter increased to $2.7 million, compared with $1.4 million in the first quarter of 2018 and $2.9 million in the second quarter of 2017. Loan production in the banking division during the second quarter of 2018 totaled $439.3 million, with a weighted average yield of 5.46%, compared with $365.0 million and 5.19%, respectively, in the first quarter of 2018 and $527.8 million and 4.57%, respectively, in the second quarter of 2017. Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $2.1 billion during the second quarter of 2018. Management believes production yields going forward will be accretive to overall yields and will continue to provide stability in the overall margin despite likely increases in funding costs.

Interest expense during the second quarter of 2018 moved higher to $13.9 million, compared with $10.7 million in the first quarter of 2018 and $8.3 million in the second quarter of 2017. The Company's total cost of funds moved twelve basis points higher to 0.75% in the second quarter of 2018 as compared with the first quarter of 2018. Deposit costs increased only four basis points during the second quarter of 2018 to 0.47%, compared with 0.43% in the first quarter of 2018. Costs of interest bearing deposits increased during the quarter from 0.59% in the first quarter of 2018 to 0.67% in the second quarter, with approximately one basis points of this increase relating to the newly acquired deposits at Atlantic. Management notes that the deposit beta on interest bearing deposits in the second quarter at core Ameris Bank amounted to 28% which is in line with previous quarters and previous rate movements.

Interest expense on non-deposit borrowings increased during the quarter to $6.2 million, compared with $3.9 million in the first quarter of 2018 and $3.7 million in the same quarter in 2017. Overall costs on these funding sources decreased twelve basis points during the quarter, but the Company's use of these sources increased from 8.0% of total funding in the first quarter of 2018 to 11.9% in the second quarter of 2018, causing the increase in total cost of funds.

Non-interest Income
Non-interest income in the second quarter of 2018 was $31.3 million, an increase of $3.1 million, or 11.1%, compared with the same quarter in 2017. The Company continued to experience mostly stable levels of service charge revenue in the second quarter of 2018 as compared with prior quarters.

Revenue in the retail mortgage group totaled $18.9 million in the second quarter of 2018, an increase of 14.6% compared with $16.5 million in the second quarter of 2017. Total production in the second quarter of 2018 for the retail mortgage group amounted to $522.1 million (90% purchase and 10% refinance), compared with $400.2 million in the same quarter of 2017 (89% purchase and 11% refinance). Gain on sale spreads recovered somewhat in the second quarter, moving to 2.94% from 2.62% in the first quarter. The Company's open pipeline increased in the second quarter of 2018 to $228.7 million, compared with $153.3 million at March 31, 2018 and $174.3 million at the end of the second quarter of 2017.

The Company's warehouse lending group continued to increase its profitability, as revenues from the division increased by $1.4 million, or 80.9%, during the second quarter of 2018 compared with the same period in 2017. Net income for the division increased 168.8% from $837,000 in the second quarter of 2017 to $2.3 million in the second quarter of 2018. Loan production increased from $966.8 million in the second quarter of 2017 to approximately $1.23 billion in the current quarter.

Revenues from the Company's SBA division were $2.7 million during the second quarter of 2018, compared with $2.6 million during the second quarter of 2017, and net income for the division increased slightly from $875,000 for the second quarter of 2017 to $894,000 for the second quarter of 2018. The open pipeline increased to $96.7 million at the end of the quarter, compared with $46.0 million at the same time last year.

Non-interest Expense
Non-interest expense increased $27.3 million to $86.4 million during the second quarter of 2018, compared with $59.1 million in the first quarter of 2018. During the second quarter of 2018, the Company recorded $18.4 million of merger and conversion charges, $5.5 million of expense related to Mr. Hortman's retirement and $196,000 of loss on sale of bank premises, compared with $835,000 of merger and conversion charges and $583,000 of loss on sale bank premises recorded in the first quarter of 2018. Excluding these charges, operating expenses increased approximately $4.7 million, or 8.1%, to $62.3 million in the second quarter of 2018, up from $57.7 million in the first quarter of 2018.

The Company continues to focus on improving its operating efficiency ratio. During the second quarter of 2018, the Company's adjusted efficiency ratio declined to 57.53%, compared with 59.95% in the first quarter of 2018. Management expects to continue improving efficiency in future quarters as a result of the recently completed acquisitions of Atlantic and Hamilton. Atlantic has been fully integrated and cost savings are expected immediately in the third quarter of 2018, while Hamilton will not be fully integrated with full cost savings benefits until the fourth quarter of 2018.

Exclusive of the $5.5 million retirement expense, salaries and benefits increased $2.2 million during the second quarter of 2018 to $34.3 million, from $32.1 million in the first quarter of 2018. The increase is attributable to the retail mortgage division, where compensation costs increased $3.1 million due to increased commissions and associated expenses resulting from continued growth of the sales force in the quarter.

Total credit costs (provision and non-provision credit resolution-related costs) totaled $10.2 million in the second quarter of 2018, compared with $2.8 million in the same quarter in 2017 and $2.4 million in the first quarter of 2018. Excluding the $6.7 million charge discussed above related to the premium finance division, credit costs increased $651,000 as compared with the same quarter in 2017 and increased $1.1 million as compared with the first quarter of 2018.

Income Tax Expense
The Company's effective tax rate for the second quarter of 2018 was 20.5%, compared with 22.4% in the first quarter of 2018 and 30.9% during the second quarter of 2017. The Company expects that its effective tax rates in the future will be consistent with that for the first quarter of 2018. The decrease in effective tax rates in 2018, compared with 2017, is a result of the Tax Cuts and Jobs Act that was enacted in the fourth quarter of 2017.

Balance Sheet Trends
Total assets at June 30, 2018 were $11.2 billion, compared with $7.86 billion at December 31, 2017. Loans, including loans held for sale, totaled $8.63 billion at June 30, 2018, compared with $6.24 billion at December 31, 2017 and $6.30 billion at March 31, 2018. The Atlantic and Hamilton acquisitions accounted for $2.06 billion of this loan growth. Exclusive of the acquisitions, growth in core loans (legacy and purchased non-covered loans) during the quarter amounted to $268.0 million, or 18.4% on an annualized basis. This growth in legacy loans was diversified across product type, with residential real estate at 50% of incremental growth, commercial and industrial and agriculture at 18%, consumer and other loans at 18%, construction and development at 13% and commercial real estate at 1% of the total. Loans held for sale, which includes both residential mortgage and SBA-guaranteed loans, increased $26.1 million during the second quarter of 2018.

Investment securities at the end of the second quarter of 2018 were $1.20 billion, or 11.9% of earning assets, compared with $853.1 million, or 11.7% of earning assets, at December 31, 2017.

At June 30, 2018, total deposits amounted to $8.76 billion, or 90.1% of total funding, compared with $6.63 billion and 94.8%, respectively, at December 31, 2017. Compared with the same period in 2017, deposits have increased by $2.97 billion, or 51.2% with the Atlantic and Hamilton acquisitions accounting for $2.16 billion of this growth. Excluding the acquisitions, deposits increased $803.6 million, or 13.9%. Non-interest bearing deposits at the end of the current quarter were $2.36 billion, or 26.9% of total deposits, compared with $1.78 billion, or 26.8%, at December 31, 2017. Non-rate sensitive deposits (including non-interest bearing, NOW and savings) totaled $4.39 billion at June 30, 2018, compared with $3.52 billion at the end of 2017. These funds represented 50.1% of the Company's total deposits at June 30, 2018, compared with 53.1% at the end of 2017.

Shareholders' equity at June 30, 2018 totaled $1.37 billion, compared with $804.5 million at December 31, 2017. The increase in shareholders' equity was the result of the issuance of shares of common stock in the Company's acquisitions of Atlantic, Hamilton and the remainder of US Premium Finance Holding Company, plus earnings of $36.0 million during the year. Tangible book value per share at June 30, 2018 was $17.12, up compared with $16.90 per share at March 31, 2018.

Conference Call
The Company will host a teleconference at 10:00 a.m. Eastern time today (July 27, 2018) to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190 (or 1-855-669-9657 for participants in Canada and 1-412-902-6630 for other international participants). The conference ID name is Ameris Bancorp ABCB. A replay of the call will be available one hour after the end of the conference call until August 10, 2018. To listen to the replay, dial 1-877-344-7529 (or 1-855-669-9658 for participants in Canada and 1-412-317-0088 for other international participants). The conference replay access code is 10121680. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at www.amerisbank.com.

About Ameris Bancorp
Ameris Bancorp is a bank holding company headquartered in Moultrie, Georgia. The Company's banking subsidiary, Ameris Bank, had 126 locations in Georgia, Alabama, northern Florida and South Carolina at the end of the most recent quarter.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management of Ameris Bancorp (the "Company") uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe", "estimate", "expect", "intend", "anticipate" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors, including, without limitation, the following: general competitive, economic, political and market conditions and fluctuations, including, without limitation, movements in interest rates; competitive pressures on product pricing and services; the businesses of the Company and Atlantic and/or Hamilton may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger transactions may not be fully realized within the expected timeframes; disruption from the merger transactions may make it more difficult to maintain relationships with customers, employees or others; diversion of management time to merger-related issues; and the success and timing of other business strategies. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017 and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights						Table 1
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2018	2018	2017	2017	2017	2018	2017

EARNINGS
Net income	$9,387	$26,660	$9,150	$20,158	$23,087	$36,047	$44,240
Adjusted net income	$29,239	$27,780	$23,590	$23,617	$23,458	$57,019	$45,064

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$0.24	$0.70	$0.25	$0.54	$0.62	$0.93	$1.21
Diluted	$0.24	$0.70	$0.24	$0.54	$0.62	$0.92	$1.20
Adjusted Diluted EPS	$0.74	$0.73	$0.63	$0.63	$0.63	$1.46	$1.23
Cash dividends per share	$0.10	$0.10	$0.10	$0.10	$0.10	$0.20	$0.20
Book value per share (period end)	$28.87	$22.67	$21.59	$21.54	$21.03	$28.87	$21.03
Tangible book value per share (period end)	$17.12	$16.90	$17.86	$17.78	$17.24	$17.12	$17.24
Weighted average number of shares
Basic	39,432,021	37,966,781	37,238,564	37,225,418	37,162,810	38,703,449	36,417,754
Diluted	39,709,503	38,250,122	37,556,335	37,552,667	37,489,348	38,980,754	36,744,190
Period end number of shares	47,518,662	38,327,081	37,260,012	37,231,049	37,222,904	47,518,662	37,222,904
Market data
High intraday price	$58.10	$59.05	$51.30	$51.28	$49.80	$59.05	$49.80
Low intraday price	$50.20	$47.90	$44.75	$41.05	$42.60	$47.90	$41.60
Period end closing price	$53.35	$52.90	$48.20	$48.00	$48.20	$53.35	$48.20
Average daily volume	253,413	235,964	206,178	168,911	169,617	244,914	205,998

PERFORMANCE RATIOS
Return on average assets	0.44%	1.38%	0.47%	1.07%	1.29%	0.89%	1.27%
Adjusted return on average assets	1.38%	1.44%	1.20%	1.26%	1.32%	1.40%	1.29%
Return on average common equity	3.86%	12.73%	4.47%	10.04%	11.95%	7.72%	12.13%
Adjusted return on average tangible common equity	17.26%	17.09%	13.91%	14.28%	14.86%	17.18%	15.31%
Earning asset yield (TE)	4.66%	4.52%	4.49%	4.50%	4.45%	4.60%	4.42%
Total cost of funds	0.75%	0.63%	0.57%	0.57%	0.52%	0.69%	0.47%
Net interest margin (TE)	3.95%	3.92%	3.94%	3.95%	3.95%	3.93%	3.96%
Noninterest income excluding securities transactions, as a percent of total revenue (TE)	25.72%	24.71%	22.41%	25.68%	27.81%	25.25%	27.55%
Efficiency ratio	80.50%	62.04%	63.74%	67.94%	61.02%	71.82%	61.26%
Adjusted efficiency ratio (TE)	57.53%	59.95%	60.88%	61.09%	59.37%	58.67%	59.51%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	12.26%	10.83%	10.24%	10.48%	10.58%	12.26%	10.58%
Tangible common equity to tangible assets	7.65%	8.30%	8.62%	8.81%	8.84%	7.65%	8.84%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	7.65%	8.30%	8.62%	8.81%	8.84%	7.65%	8.84%
Effect of goodwill and other intangibles	4.61%	2.53%	1.62%	1.67%	1.74%	4.61%	1.74%
Equity to assets (GAAP)	12.26%	10.83%	10.24%	10.48%	10.58%	12.26%	10.58%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	1,477	1,072	1,085	1,080	1,082	1,477	1,082
Retail Mortgage Division	308	290	279	272	268	308	268
Warehouse Lending Division	7	7	8	8	8	7	8
SBA Division	22	21	20	23	23	22	23
Premium Finance Division	68	67	68	62	56	68	56
Total Ameris Bancorp FTE headcount	1,882	1,457	1,460	1,445	1,437	1,882	1,437

Assets per Banking Division FTE	$7,577	$7,484	$7,241	$7,083	$6,837	$7,577	$6,837
Branch locations	126	97	97	97	97	126	97
Deposits per branch location	$69,536	$66,455	$68,308	$60,778	$59,726	$69,536	$59,726

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement						Table 2
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2018	2018	2017	2017	2017	2018	2017

Interest income
Interest and fees on loans	$82,723	$73,267	$73,440	$70,462	$65,464	$155,990	$126,985
Interest on taxable securities	6,321	5,207	5,097	5,062	5,195	11,528	9,995
Interest on nontaxable securities	179	322	372	392	401	501	817
Interest on deposits in other banks	723	716	655	406	351	1,439	664
Interest on federal funds sold	—	—	—	—	—	—	—
Total interest income	89,946	79,512	79,564	76,322	71,411	169,458	138,461

Interest expense
Interest on deposits	7,794	6,772	6,398	5,136	4,580	14,566	8,343
Interest on other borrowings	6,153	3,939	3,643	4,331	3,674	10,092	6,371
Total interest expense	13,947	10,711	10,041	9,467	8,254	24,658	14,714

Net interest income	75,999	68,801	69,523	66,855	63,157	144,800	123,747
Provision for loan losses	9,110	1,801	2,536	1,787	2,205	10,911	4,041
Net interest income after provision for loan losses	66,889	67,000	66,987	65,068	60,952	133,889	119,706

Noninterest income
Service charges on deposits accounts	10,613	10,228	10,340	10,535	10,616	20,841	21,179
Mortgage banking activity	14,890	11,900	10,037	13,340	13,943	26,790	25,158
Other service charges, commissions and fees	697	719	735	699	729	1,416	1,438
Gain (loss) on sale of securities	(123)	37	—	—	37	(86)	37
Other noninterest income	5,230	3,580	2,451	2,425	2,864	8,810	6,083
Total noninterest income	31,307	26,464	23,563	26,999	28,189	57,771	53,895

Noninterest expense
Salaries and employee benfits	39,776	32,089	30,507	32,583	29,132	71,865	56,926
Occupancy and equipment expenses	6,390	6,198	6,010	6,036	6,146	12,588	12,023
Data processing and telecommunications expenses	6,439	7,135	7,219	7,050	7,028	13,574	13,600
Credit resolution related expenses(1)	1,045	549	614	1,347	599	1,594	1,532
Advertising and marketing expenses	1,256	1,229	1,519	1,247	1,259	2,485	2,365
Amortization of intangible assets	2,252	934	942	941	1,013	3,186	2,049
Merger and conversion charges	18,391	835	421	92	—	19,226	402
Other noninterest expenses	10,837	10,129	12,105	14,471	10,562	20,966	19,935
Total noninterest expense	86,386	59,098	59,337	63,767	55,739	145,484	108,832

Income before income tax expense	11,810	34,366	31,213	28,300	33,402	46,176	64,769
Income tax expense	2,423	7,706	22,063	8,142	10,315	10,129	20,529
Net income	$9,387	$26,660	$9,150	$20,158	$23,087	$36,047	$44,240

Diluted earnings per common share	$0.24	$0.70	$0.24	$0.54	$0.62	$0.92	$1.20

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Three Months Ended
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands)	2018	2018	2017	2017	2017

Assets
Cash and due from banks	$151,539	$123,945	$139,313	$131,071	$139,500
Federal funds sold and interest-bearing deposits in banks	273,170	210,930	191,345	112,844	137,811
Time deposits in other banks	11,558	—	—	—	—
Investment securities available for sale, at fair value	1,153,703	848,585	810,873	819,593	818,693
Other investments	44,769	32,227	42,270	47,977	42,495
Loans held for sale, at fair value	137,249	111,135	197,442	137,392	146,766

Loans	5,380,515	5,051,986	4,856,514	4,574,678	4,230,228
Purchased loans	2,812,510	818,587	861,595	917,126	950,499
Purchased loan pools	297,509	319,598	328,246	465,218	490,114
Loans, net of unearned income	8,490,534	6,190,171	6,046,355	5,957,022	5,670,841
Allowance for loan losses	(31,532)	(26,200)	(25,791)	(25,966)	(25,101)
Loans, net	8,459,002	6,163,971	6,020,564	5,931,056	5,645,740

Other real estate owned	8,003	9,171	8,464	9,391	11,483
Purchased other real estate owned	7,272	6,723	9,011	9,946	11,330
Total other real estate owned	15,275	15,894	17,475	19,337	22,813

Premises and equipment, net	144,484	116,381	117,738	119,458	121,108
Goodwill	504,764	208,513	125,532	125,532	125,532
Other intangible assets, net	53,561	12,562	13,496	14,437	15,378
Deferred income taxes, net	40,240	28,677	28,320	39,365	41,124
Cash value of bank owned life insurance	103,059	80,007	79,641	79,241	78,834
Other assets	98,324	70,001	72,194	72,517	62,064
Total assets	$11,190,697	$8,022,828	$7,856,203	$7,649,820	$7,397,858

Liabilities
Deposits
Noninterest-bearing	$2,356,420	$1,867,900	$1,777,141	$1,718,022	$1,672,918
Interest-bearing	6,405,173	4,578,265	4,848,704	4,177,482	4,120,479
Total deposits	8,761,593	6,446,165	6,625,845	5,895,504	5,793,397
Federal funds purchased and securities sold under agreements to repurchase	11,002	23,270	30,638	14,156	18,400
Other borrowings	862,136	555,535	250,554	808,572	679,591
Subordinated deferrable interest debentures	88,646	85,881	85,550	85,220	84,889
FDIC loss-share payable, net	18,716	9,255	8,803	8,190	7,992
Other liabilities	76,708	33,778	50,334	36,257	30,907
Total liabilities	9,818,801	7,153,884	7,051,724	6,847,899	6,615,176

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	49,012	39,820	38,735	38,706	38,698
Capital stock	1,049,283	559,040	508,404	506,779	505,803
Retained earnings	301,656	296,366	273,119	267,694	251,259
Accumulated other comprehensive income (loss), net of tax	(12,571)	(10,823)	(1,280)	3,241	1,421
Treasury stock	(15,484)	(15,459)	(14,499)	(14,499)	(14,499)
Total shareholders' equity	1,371,896	868,944	804,479	801,921	782,682
Total liabilities and shareholders' equity	$11,190,697	$8,022,828	$7,856,203	$7,649,820	$7,397,858

Other Data
Earning assets	$10,110,983	$7,393,048	$7,288,285	$7,074,828	$6,816,606
Intangible assets	558,325	221,075	139,028	139,969	140,910
Interest-bearing liabilities	7,366,957	5,242,951	5,215,446	5,085,430	4,903,359
Average assets	8,529,035	7,823,451	7,777,996	7,461,367	7,152,024
Average common shareholders' equity	974,494	849,346	812,264	796,856	774,664

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information						Table 4
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2018	2018	2017	2017	2017	2018	2017

Allowance for Loan Losses
Balance at beginning of period	$26,200	$25,791	$25,966	$25,101	$25,250	$25,791	$23,920

Provision for loan losses	9,110	1,801	2,536	1,787	2,205	10,911	4,041

Charge-offs	5,717	2,872	3,638	2,443	3,284	8,589	4,386
Recoveries	1,939	1,480	927	1,521	930	3,419	1,526
Net charge-offs (recoveries)	3,778	1,392	2,711	922	2,354	5,170	2,860

Ending balance	$31,532	$26,200	$25,791	$25,966	$25,101	$31,532	$25,101

Net Charge-off Information

Charge-offs
Commercial, financial and agricultural	$3,744	$1,449	$954	$1,091	$701	$5,193	$805
Real estate - construction and development	20	—	—	1	41	20	94
Real estate - commercial and farmland	—	142	440	18	386	142	395
Real estate - residential	204	198	120	852	963	402	1,179
Consumer installment	839	962	696	320	438	1,801	602
Purchased loans	910	121	1,428	161	755	1,031	1,311
Purchased loan pools	—	—	—	—	—	—	—
Total charge-offs	5,717	2,872	3,638	2,443	3,284	8,589	4,386

Recoveries
Commercial, financial and agricultural	1,247	656	571	409	221	1,903	290
Real estate - construction and development	2	114	2	126	98	116	118
Real estate - commercial and farmland	11	24	28	26	121	35	130
Real estate - residential	29	182	47	56	73	211	134
Consumer installment	117	67	38	17	44	184	61
Purchased loans	533	437	241	887	373	970	793
Purchased loan pools	—	—	—	—	—	—	—
Total recoveries	1,939	1,480	927	1,521	930	3,419	1,526

Net charge-offs (recoveries)	$3,778	$1,392	$2,711	$922	$2,354	$5,170	$2,860

Non-Performing Assets
Nonaccrual loans (excluding purchased loans)	$16,813	$14,420	$14,202	$15,325	$17,083	$16,813	$17,083
Nonaccrual purchased loans	33,557	15,940	15,428	19,049	17,357	33,557	17,357
Nonaccrual purchased loan pools	2,197	—	—	915	918	2,197	918
Other real estate owned	8,003	9,171	8,464	9,391	11,483	8,003	11,483
Purchased other real estate owned	7,272	6,723	9,011	9,946	11,330	7,272	11,330
Accruing loans delinquent 90 days or more (excluding purchased loans)	7,421	2,497	5,991	2,941	1,784	7,421	1,784
Accruing purchased loans delinquent 90 days or more	—	—	—	—	147	—	147
Total non-performing assets	$75,263	$48,751	$53,096	$57,567	$60,102	$75,263	$60,102

Asset Quality Ratios
Non-performing assets as a percent of total assets	0.67%	0.61%	0.68%	0.75%	0.81%	0.67%	0.81%
Net charge-offs as a percent of average loans (annualized)	0.23%	0.09%	0.18%	0.06%	0.17%	0.16%	0.11%
Net charge-offs, excluding purchased loans as a percent of average loans (annualized)	0.26%	0.14%	0.13%	0.15%	0.20%	0.20%	0.12%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands)	2018	2018	2017	2017	2017

Loans by Type
Legacy loans
Commercial, financial and agricultural	$1,446,857	$1,387,437	$1,362,508	$1,307,209	$1,218,633
Real estate - construction and development	672,155	631,504	624,595	550,189	486,858
Real estate - commercial and farmland	1,640,411	1,636,654	1,535,439	1,558,882	1,519,002
Real estate - residential	1,245,370	1,080,028	1,009,461	969,289	857,069
Consumer installment	375,722	316,363	324,511	189,109	148,666
Total legacy loans	$5,380,515	$5,051,986	$4,856,514	$4,574,678	$4,230,228
Purchased loans
Commercial, financial and agricultural	$397,517	$64,612	$74,378	$80,895	$87,612
Real estate - construction and development	268,443	48,940	65,513	68,583	73,567
Real estate - commercial and farmland	1,428,490	465,870	468,246	500,169	510,312
Real estate - residential	679,205	236,453	250,539	264,312	275,504
Consumer installment	38,855	2,712	2,919	3,167	3,504
Total purchased loans	$2,812,510	$818,587	$861,595	$917,126	$950,499
Purchased loan pools
Real estate - residential	$297,509	$319,598	$328,246	$465,218	$490,114
Total purchased loan pools	$297,509	$319,598	$328,246	$465,218	$490,114
Total loan portfolio
Commercial, financial and agricultural	$1,844,374	$1,452,049	$1,436,886	$1,388,104	$1,306,245
Real estate - construction and development	940,598	680,444	690,108	618,772	560,425
Real estate - commercial and farmland	3,068,901	2,102,524	2,003,685	2,059,051	2,029,314
Real estate - residential	2,222,084	1,636,079	1,588,246	1,698,819	1,622,687
Consumer installment	414,577	319,075	327,430	192,276	152,170
Total loans	$8,490,534	$6,190,171	$6,046,355	$5,957,022	$5,670,841

Troubled Debt Restructurings (excluding purchased loans)
Accruing troubled debt restructurings
Commercial, financial and agricultural	$38	$39	$41	$44	$40
Real estate - construction and development	150	176	417	424	429
Real estate - commercial and farmland	4,531	4,606	4,680	4,769	4,859
Real estate - residential	6,299	6,547	6,199	7,209	6,829
Consumer installment	5	7	5	6	12
Total accruing troubled debt restructurings	$11,023	$11,375	$11,342	$12,452	$12,169
Nonaccrual troubled debt restructurings
Commercial, financial and agricultural	$330	$224	$120	$129	$136
Real estate - construction and development	30	7	34	34	34
Real estate - commercial and farmland	196	2,127	204	210	192
Real estate - residential	709	838	1,508	1,212	1,975
Consumer installment	102	93	98	130	133
Total nonaccrual troubled debt restructurings	$1,367	$3,289	$1,964	$1,715	$2,470
Total troubled debt restructurings (excluding purchased loans)	$12,390	$14,664	$13,306	$14,167	$14,639

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information (continued)	Table 5
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands)	2018	2018	2017	2017	2017

Loans by Risk Grade
Legacy loans
Grade 1 - Prime credit	$545,902	$557,625	$554,979	$510,262	$490,514
Grade 2 - Strong credit	660,495	673,591	688,481	692,217	631,141
Grade 3 - Good credit	2,211,703	2,050,717	2,033,979	2,003,173	1,875,308
Grade 4 - Satisfactory credit	1,820,884	1,676,308	1,487,781	1,277,969	1,147,786
Grade 5 - Fair credit	52,069	17,499	16,996	14,977	15,386
Grade 6 - Other assets especially mentioned	38,150	39,795	30,075	36,143	32,871
Grade 7 - Substandard	51,305	36,444	44,216	39,930	37,116
Grade 8 - Doubtful	7	7	7	7	106
Grade 9 - Loss	—	—	—	—	—
Total legacy loans	$5,380,515	$5,051,986	$4,856,514	$4,574,678	$4,230,228
Purchased loans
Grade 1 - Prime credit	$55,183	$3,808	$3,964	$4,039	$5,959
Grade 2 - Strong credit	139,683	97,448	101,098	107,097	39,391
Grade 3 - Good credit	449,317	243,730	259,872	275,855	327,449
Grade 4 - Satisfactory credit	1,908,143	367,997	385,080	411,776	459,903
Grade 5 - Fair credit	135,281	20,012	19,736	19,859	22,058
Grade 6 - Other assets especially mentioned	45,095	33,705	37,121	50,696	41,869
Grade 7 - Substandard	79,808	51,887	54,724	47,804	53,870
Grade 8 - Doubtful	—	—	—	—	—
Grade 9 - Loss	—	—	—	—	—
Total purchased loans	$2,812,510	$818,587	$861,595	$917,126	$950,499
Purchased loan pools
Grade 3 - Good credit	$295,312	$318,696	$327,342	$464,303	$489,196
Grade 7 - Substandard	2,197	902	904	915	918
Total purchased loan pools	$297,509	$319,598	$328,246	$465,218	$490,114

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances						Table 6
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2018	2018	2017	2017	2017	2018	2017

Earning Assets
Federal funds sold	$203	$9	$3	$—	$—	$107	$—
Interest-bearing deposits in banks	151,332	147,481	184,287	109,266	121,810	151,691	134,527
Time deposits in other banks	254	—	—	—	—	128	—
Investment securities - taxable	839,772	777,310	759,253	760,907	766,375	808,714	763,130
Investment securities - nontaxable	26,626	48,455	58,858	60,862	63,210	37,480	64,286
Other investments	42,384	34,654	32,706	42,687	37,375	38,662	37,383
Loans held for sale	141,875	138,129	138,468	126,798	110,933	140,012	94,368
Loans	5,198,301	4,902,082	4,692,997	4,379,082	3,994,213	5,051,742	3,838,324
Purchased loans	1,107,184	842,509	888,854	937,595	973,521	974,846	1,004,252
Purchased loan pools	310,594	325,113	446,677	475,742	516,949	317,813	530,480
Total Earning Assets	$7,818,525	$7,215,742	$7,202,103	$6,892,939	$6,584,386	$7,521,195	$6,466,750

Deposits
Noninterest-bearing deposits	$1,973,910	$1,780,738	$1,805,996	$1,654,467	$1,615,001	$1,877,858	$1,609,777
NOW accounts	1,311,952	1,337,718	1,301,628	1,201,151	1,154,364	1,324,764	1,161,924
MMDA	1,950,601	1,970,571	1,964,437	1,682,306	1,621,487	1,960,531	1,554,601
Savings accounts	295,326	278,080	273,979	278,991	278,666	286,750	273,731
Retail CDs < $100,000	475,965	422,771	433,303	437,641	441,556	449,515	442,868
Retail CDs $100,000 and over	585,632	593,635	592,916	582,598	560,320	589,611	538,956
Brokered CDs	14,132	—	—	—	—	7,105	—
Total Deposits	6,607,518	6,383,513	6,372,259	5,837,154	5,671,394	6,496,134	5,581,857
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	14,762	20,909	25,970	19,414	27,088	17,819	34,796
FHLB advances	703,177	371,556	369,076	608,413	483,583	538,282	504,467
Other borrowings	86,302	75,553	75,571	75,590	75,625	80,957	61,758
Subordinated deferrable interest debentures	86,085	85,701	85,372	85,040	84,710	85,894	84,545
Total Non-Deposit Funding	890,326	553,719	555,989	788,457	671,006	722,952	685,566
Total Funding	$7,497,844	$6,937,232	$6,928,248	$6,625,611	$6,342,400	$7,219,086	$6,267,423

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)							Table 7
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2018	2018	2017	2017	2017	2018	2017

Interest Income
Federal funds sold	$—	$—	$—	$—	$—	$—	$—
Interest-bearing deposits in banks	723	716	655	406	351	1,439	664
Time deposits in other banks	—	—	—	—	—	—	—
Investment securities - taxable	6,321	5,207	5,097	5,062	5,195	11,528	9,995
Investment securities - nontaxable (TE)	226	408	572	603	617	634	1,257
Loans held for sale	1,315	1,210	1,380	1,131	1,058	2,525	1,711
Loans (TE)	63,908	58,771	57,193	53,394	47,255	122,679	90,412
Purchased loans	16,130	11,762	13,150	14,048	14,765	27,892	29,938
Purchased loan pools	2,267	2,424	3,531	3,491	3,786	4,691	7,618
Total Earning Assets	$90,890	$80,498	$81,578	$78,135	$73,027	$171,388	$141,595

Accretion income (included above)	$2,652	$1,444	$2,183	$2,725	$2,896	$4,096	$5,706

Interest Expense
Deposits
Noninterest-bearing deposits	$—	$—	$—	$—	$—	$—	$—
NOW accounts	1,142	953	811	600	520	2,095	1,017
MMDA	3,953	3,526	3,288	2,316	2,008	7,479	3,546
Savings accounts	54	47	46	47	45	101	88
Retail CDs < $100,000	907	668	702	684	636	1,575	1,198
Retail CDs $100,000 and over	1,670	1,578	1,551	1,489	1,371	3,248	2,494
Brokered CDs	68	—	—	—	—	68	—
Total Deposits	7,794	6,772	6,398	5,136	4,580	14,566	8,343
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	5	9	12	11	13	14	33
FHLB advances	3,383	1,457	1,180	1,849	1,238	4,840	2,145
Other borrowings	1,320	1,134	1,144	1,183	1,158	2,454	1,717
Subordinated deferrable interest debentures	1,445	1,339	1,307	1,288	1,265	2,784	2,476
Total Non-Deposit Funding	6,153	3,939	3,643	4,331	3,674	10,092	6,371
Total Funding	$13,947	$10,711	$10,041	$9,467	$8,254	$24,658	$14,714

Net Interest Income (TE)	$76,943	$69,787	$71,537	$68,668	$64,773	$146,730	$126,881

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)							Table 8
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2018	2018	2017	2017	2017	2018	2017

Earning Assets
Federal funds sold	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Interest-bearing deposits in banks	1.92%	1.97%	1.41%	1.47%	1.16%	1.91%	1.00%
Time deposits in other banks	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Investment securities - taxable	3.02%	2.72%	2.66%	2.64%	2.72%	2.87%	2.64%
Investment securities - nontaxable (TE)	3.40%	3.41%	3.86%	3.93%	3.92%	3.41%	3.94%
Loans held for sale	3.72%	3.55%	3.95%	3.54%	3.83%	3.64%	3.66%
Loans (TE)	4.93%	4.86%	4.84%	4.84%	4.75%	4.90%	4.75%
Purchased loans	5.84%	5.66%	5.87%	5.94%	6.08%	5.77%	6.01%
Purchased loan pools	2.93%	3.02%	3.14%	2.91%	2.94%	2.98%	2.90%
Total Earning Assets	4.66%	4.52%	4.49%	4.50%	4.45%	4.60%	4.42%

Deposits
Noninterest-bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.35%	0.29%	0.25%	0.20%	0.18%	0.32%	0.18%
MMDA	0.81%	0.73%	0.66%	0.55%	0.50%	0.77%	0.46%
Savings accounts	0.07%	0.07%	0.07%	0.07%	0.06%	0.07%	0.06%
Retail CDs < $100,000	0.76%	0.64%	0.64%	0.62%	0.58%	0.71%	0.55%
Retail CDs $100,000 and over	1.14%	1.08%	1.04%	1.01%	0.98%	1.11%	0.93%
Brokered CDs	1.93%	0.00%	0.00%	0.00%	0.00%	1.93%	0.00%
Total Deposits	0.47%	0.43%	0.40%	0.35%	0.32%	0.45%	0.30%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	0.14%	0.17%	0.18%	0.22%	0.19%	0.16%	0.19%
FHLB advances	1.93%	1.59%	1.27%	1.21%	1.03%	1.81%	0.86%
Other borrowings	6.13%	6.09%	6.01%	6.21%	6.14%	6.11%	5.61%
Subordinated deferrable interest debentures	6.73%	6.34%	6.07%	6.01%	5.99%	6.54%	5.91%
Total Non-Deposit Funding	2.77%	2.89%	2.60%	2.18%	2.20%	2.82%	1.87%
Total Funding(2)	0.75%	0.63%	0.57%	0.57%	0.52%	0.69%	0.47%

Net Interest Spread	3.91%	3.89%	3.92%	3.93%	3.93%	3.91%	3.95%

Net Interest Margin(3)	3.95%	3.92%	3.94%	3.95%	3.95%	3.93%	3.96%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21% for 2018 and 35% for 2017.
(2) Rate calculated based on total average funding including noninterest-bearing deposits.
(3) Rate calculated based on average earning assets.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income						Table 9A
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2018	2018	2017	2017	2017	2018	2017
Net income available to common shareholders	$9,387	$26,660	$9,150	$20,158	$23,087	$36,047	$44,240

Adjustment items:
Merger and conversion charges	18,391	835	421	92	—	19,226	402
Executive Chairman retirement benefits	5,457	—	—	—	—	5,457	—
Certain compliance resolution expenses	—	—	434	4,729	—	—	—
Accelerated premium amortization on loans sold from purchased loan pools	—	—	456	—	—	—	—
Financial impact of Hurricane Irma	—	—	—	410	—	—	—
Loss on sale of premises	196	583	308	91	570	779	865
Tax effect of adjustment items (Note 1)	(4,192)	(298)	(567)	(1,863)	(199)	(4,490)	(443)
After tax adjustment items	19,852	1,120	1,052	3,459	371	20,972	824

Tax expense attributable to remeasurement of deferred tax assets and deferred tax liabilities at reduced federal corporate tax rate	—	—	13,388	—	—	—	—

Adjusted net income	$29,239	$27,780	$23,590	$23,617	$23,458	$57,019	$45,064

Weighted average number of shares - diluted	39,709,503	38,250,122	37,556,335	37,552,667	37,489,348	38,980,754	36,744,190
Net income per diluted share	$0.24	$0.70	$0.24	$0.54	$0.62	$0.92	$1.20
Adjusted net income per diluted share	$0.74	$0.73	$0.63	$0.63	$0.63	$1.46	$1.23

Average assets	$8,529,035	$7,823,451	$7,777,996	$7,461,367	$7,152,024	$8,207,704	$7,037,482
Return on average assets	0.44%	1.38%	0.47%	1.07%	1.29%	0.89%	1.27%
Adjusted return on average assets	1.38%	1.44%	1.20%	1.26%	1.32%	1.40%	1.29%

Average common equity	$974,494	$849,346	$812,264	$796,856	$774,664	$941,778	$735,465
Average tangible common equity	$679,559	$659,096	$672,728	$656,375	$633,190	$669,228	$593,488
Return on average common equity	3.86%	12.73%	4.47%	10.04%	11.95%	7.72%	12.13%
Adjusted return on average tangible common equity	17.26%	17.09%	13.91%	14.28%	14.86%	17.18%	15.31%

Note 1: A portion of the 2Q18 Merger and conversion charges and the 2Q18 Executive Chairman retirement benefits are nondeductible for tax purposes.

Net Interest Margin Excluding Accretion and Yield on Total Loans Excluding Accretion						Table 9B
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2018	2018	2017	2017	2017	2018	2017
Total interest income (TE)	$90,890	$80,498	$81,578	$78,135	$73,027	$171,388	$141,595
Accretion income	2,652	1,444	2,183	2,725	2,896	4,096	5,706
Total interest income (TE) excluding accretion	88,238	79,054	79,395	75,410	70,131	167,292	135,889
Interest expense	13,947	10,711	10,041	9,467	8,254	24,658	14,714
Net interest income (TE) excluding accretion	$74,291	$68,343	$69,354	$65,943	$61,877	$142,634	$121,175

Yield on total loans (TE) excluding accretion	4.81%	4.75%	4.70%	4.65%	4.59%	4.78%	4.57%
Net interest margin (TE) excluding accretion	3.81%	3.84%	3.82%	3.80%	3.77%	3.82%	3.78%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)						Table 9C
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2018	2018	2017	2017	2017	2018	2017
Adjusted Noninterest Expense
Total noninterest expense	$86,386	$59,098	$59,337	$63,767	$55,739	$145,484	$108,832
Adjustment items:
Merger and conversion charges	(18,391)	(835)	(421)	(92)	—	(19,226)	(402)
Executive Chairman retirement benefits	(5,457)	—	—	—	—	(5,457)	—
Certain compliance resolution expenses	—	—	(434)	(4,729)	—	—	—
Financial impact of Hurricane Irma	—	—	—	(410)	—	—	—
Loss on sale of premises	(196)	(583)	(308)	(91)	(570)	(779)	(865)
Adjusted noninterest expense	$62,342	$57,680	$58,174	$58,445	$55,169	$120,022	$107,565

Total Revenue
Net interest income	$75,999	$68,801	$69,523	$66,855	$63,157	$144,800	$123,747
Noninterest income	31,307	26,464	23,563	26,999	28,189	57,771	53,895
Total revenue	$107,306	$95,265	$93,086	$93,854	$91,346	$202,571	$177,642

Adjusted Total Revenue
Net interest income (TE)	$76,943	$69,787	$71,537	$68,668	$64,773	$146,730	$126,881
Noninterest income	31,307	26,464	23,563	26,999	28,189	57,771	53,895
Total revenue (TE)	108,250	96,251	95,100	95,667	92,962	204,501	180,776
Adjustment items:
Loss (gain) on sale of securities	123	(37)	—	—	(37)	86	(37)
Accelerated premium amortization on loans sold from purchased loan pools	—	—	456	—	—	—	—
Adjusted total revenue (TE)	$108,373	$96,214	$95,556	$95,667	$92,925	$204,587	$180,739

Efficiency ratio	80.50%	62.04%	63.74%	67.94%	61.02%	71.82%	61.26%
Adjusted efficiency ratio (TE)	57.53%	59.95%	60.88%	61.09%	59.37%	58.67%	59.51%

Tangible Book Value Per Share						Table 9D
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2018	2018	2017	2017	2017	2018	2017
Total shareholders' equity	$1,371,896	$868,944	$804,479	$801,921	$782,682	$1,371,896	$782,682
Less:
Goodwill	504,764	208,513	125,532	125,532	125,532	504,764	125,532
Other intangibles, net	53,561	12,562	13,496	14,437	15,378	53,561	15,378
Total tangible shareholders' equity	$813,571	$647,869	$665,451	$661,952	$641,772	$813,571	$641,772

Period end number of shares	47,518,662	38,327,081	37,260,012	37,231,049	37,222,904	47,518,662	37,222,904
Book value per share (period end)	$28.87	$22.67	$21.59	$21.54	$21.03	$28.87	$21.03
Tangible book value per share (period end)	$17.12	$16.90	$17.86	$17.78	$17.24	$17.12	$17.24

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting						Table 10
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2018	2018	2017	2017	2017	2018	2017

Banking Division
Net interest income	$61,759	$55,359	$55,193	$53,600	$51,800	$117,118	$101,926
Provision for loan losses	766	888	2,277	1,037	1,491	1,654	3,473
Noninterest income	13,287	13,099	12,442	13,007	12,954	26,386	25,967
Noninterest expense
Salaries and employee benefits	26,646	22,068	20,100	20,554	19,359	48,714	38,203
Occupancy and equipment expenses	5,684	5,477	5,368	5,384	5,427	11,161	10,684
Data processing and telecommunications expenses	5,611	6,304	6,399	6,357	6,378	11,915	12,421
Other noninterest expenses	29,937	11,080	11,837	14,905	10,209	41,017	19,450
Total noninterest expense	67,878	44,929	43,704	47,200	41,373	112,807	80,758
Income before income tax expense	6,402	22,641	21,654	18,370	21,890	29,043	43,662
Income tax expense	1,716	5,242	18,717	4,850	6,095	6,958	12,951
Net income	$4,686	$17,399	$2,937	$13,520	$15,795	$22,085	$30,711

Retail Mortgage Division
Net interest income	$5,046	$4,997	$4,876	$4,265	$3,470	$10,043	$6,446
Provision for loan losses	246	217	154	262	347	463	355
Noninterest income	13,889	11,585	9,090	12,257	13,053	25,474	23,566
Noninterest expense
Salaries and employee benefits	10,864	7,742	8,225	9,792	7,763	18,606	14,979
Occupancy and equipment expenses	545	593	533	555	610	1,138	1,129
Data processing and telecommunications expenses	383	389	429	425	440	772	757
Other noninterest expenses	1,778	1,731	1,230	1,001	888	3,509	2,029
Total noninterest expense	13,570	10,455	10,417	11,773	9,701	24,025	18,894
Income before income tax expense	5,119	5,910	3,395	4,487	6,475	11,029	10,763
Income tax expense	1,075	1,244	1,189	1,475	2,361	2,319	3,862
Net income	$4,044	$4,666	$2,206	$3,012	$4,114	$8,710	$6,901

Warehouse Lending Division
Net interest income	$2,326	$1,855	$1,983	$1,535	$1,254	$4,181	$2,359
Provision for loan losses	—	—	27	215	176	—	(56)
Noninterest income	735	397	399	583	438	1,132	757
Noninterest expense
Salaries and employee benefits	128	138	127	129	127	266	274
Occupancy and equipment expenses	—	—	1	1	1	—	2
Data processing and telecommunications expenses	30	33	18	28	25	63	52
Other noninterest expenses	55	52	26	51	54	107	86
Total noninterest expense	213	223	172	209	207	436	414
Income before income tax expense	2,848	2,029	2,183	1,694	1,309	4,877	2,758
Income tax expense	598	426	763	580	472	1,024	979
Net income	$2,250	$1,603	$1,420	$1,114	$837	$3,853	$1,779

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)						Table 10
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2018	2018	2017	2017	2017	2018	2017

SBA Division
Net interest income	$1,320	$924	$971	$981	$885	$2,244	$1,792
Provision for loan losses	447	537	(209)	(1)	51	984	99
Noninterest income	1,349	1,370	1,614	1,130	1,718	2,719	3,533
Noninterest expense
Salaries and employee benefits	736	740	787	858	890	1,476	1,481
Occupancy and equipment expenses	55	58	56	54	54	113	105
Data processing and telecommunications expenses	9	9	9	9	2	18	3
Other noninterest expenses	290	236	205	63	259	526	470
Total noninterest expense	1,090	1,043	1,057	984	1,205	2,133	2,059
Income before income tax expense	1,132	714	1,737	1,128	1,347	1,846	3,167
Income tax expense	238	150	608	394	472	388	1,109
Net income	$894	$564	$1,129	$734	$875	$1,458	$2,058

Premium Finance Division
Net interest income	$5,548	$5,666	$6,500	$6,474	$5,748	$11,214	$11,224
Provision for loan losses	7,651	159	287	274	140	7,810	170
Noninterest income	2,047	13	18	22	26	2,060	72
Noninterest expense
Salaries and employee benefits	1,402	1,401	1,268	1,250	993	2,803	1,989
Occupancy and equipment expenses	106	70	52	42	54	176	103
Data processing and telecommunications expenses	406	400	364	231	183	806	367
Other noninterest expenses	1,721	577	2,303	2,078	2,023	2,298	4,248
Total noninterest expense	3,635	2,448	3,987	3,601	3,253	6,083	6,707
Income before income tax expense	(3,691)	3,072	2,244	2,621	2,381	(619)	4,419
Income tax expense	(1,204)	644	786	843	915	(560)	1,628
Net income	$(2,487)	$2,428	$1,458	$1,778	$1,466	$(59)	$2,791

Total Consolidated
Net interest income	$75,999	$68,801	$69,523	$66,855	$63,157	$144,800	$123,747
Provision for loan losses	9,110	1,801	2,536	1,787	2,205	10,911	4,041
Noninterest income	31,307	26,464	23,563	26,999	28,189	57,771	53,895
Noninterest expense
Salaries and employee benefits	39,776	32,089	30,507	32,583	29,132	71,865	56,926
Occupancy and equipment expenses	6,390	6,198	6,010	6,036	6,146	12,588	12,023
Data processing and telecommunications expenses	6,439	7,135	7,219	7,050	7,028	13,574	13,600
Other noninterest expenses	33,781	13,676	15,601	18,098	13,433	47,457	26,283
Total noninterest expense	86,386	59,098	59,337	63,767	55,739	145,484	108,832
Income before income tax expense	11,810	34,366	31,213	28,300	33,402	46,176	64,769
Income tax expense	2,423	7,706	22,063	8,142	10,315	10,129	20,529
Net income	$9,387	$26,660	$9,150	$20,158	$23,087	$36,047	$44,240

CONTACT: Nicole S. Stokes, Executive Vice President and CFO, (229) 890-1111